UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

SECURE NETCHECKIN, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173172	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2313-2315 , Block B, Zhongshen Garden, Caitian South Road, Futian District, Shenzhen, Guangdong Province, China 518101
(address of principal executive offices) (zip code)

+86 (0)755-66803251
(registrant’s telephone number, including area code)

13118 Lamar Ave Overland Park, KS 66209
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

On November 14, 2013, Brandi DeFoor (“DeFoor”), a majority shareholder of Secure NetCheckIn, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three investors (the “Purchasers”), pursuant to which DeFoor sold to the Purchasers her 3,100,000 shares of common stock, par value $.001 per share of the Company (the “Majority Interests”) for the consideration in the aggregate amount of $264,500.

As a result of the closing of the above transaction, the Purchasers now aggregately own approximately 93.8% of the total outstanding shares of the Company’s Common Stock on a fully-diluted basis as of the date of this Report. The Company, after the closing of the Purchase Agreement, intends to change its corporate name to “Moxian China, Inc.”

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the Purchase Agreement, on November 14, 2013, Brandi DeFoor, the Company’s Chief Executive Officer, Secretary, Treasurer and director of the Board of Directors (the “Board”) resigned from all of her positions as director and officer of the Company and Mark DeFoor, the Company’s Chief Financial Officer, President, and director of the Board resigned from all of his positions as director and officer of the Company.

Also effective on November 14, 2013, Mr. Ng Kian Yong was appointed as the Chief Executive Officer, President, Treasurer, Secretary and director of the Board of the Company, and Mr. Qin Chang Jian was elected as a director of the Board of the Company.

Set forth below is the biographical information about the new executive officer and directors:

Name	Age	Position
Ng Kian Yong	25	Chief Executive Officer, President, Treasurer, Secretary, and Director

Qin Chang Jian	31	Director

Mr. Ng Kian Yong, age 25, currently serves as Sales & Marketing manager at Morolling International Limited, where he is in charge of the marketing strategy of the new product launch in China. From 2011 to 2012, Mr. Ng was the marketing manager at Extromas Sdn Bhd, where he was actively involved in the company’s outward marketing program. Prior to that, Mr. Ng worked as a marketing executive at Bestwin (China) Limited from 2010 to 2011, where he was mainly responsible to increase the direct sales of the products and build up the distribution network in China. Mr. Ng graduated from SMK Taman Tun Aminah (SMKTTA), Malaysia in 2010.

Mr. Qin Chang Jian, age 31, has over 9-year experience in accounting, procurement of related products, and human resources management. From 2006 to 2012, Mr. Qin was an information technology engineer in Saison Electronic Ltd. (Hong Kong), where he was responsible for the implementation of software and hardware solutions of telecommunication and internet. From 2004 to 2006, Mr. Qin was as a manager of information technology department of Jin Hong Yuan Electronic Company, an original equipment manufacturer in China with a focus on mobile phone manufacturing.  Mr. Qin received his Finance degree from Sichuan Commerce and Trade College of China in 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013	SECURE NETCHECKIN, INC.

	By:	/s/ Ng Kian Yong
Name: Ng Kian Yong
Title: Chief Executive Officer